EXHIBIT (4)(h)(8)

XEROX CORPORATION,
As Issuer,

THE GUARANTORS NAMED HEREIN,

and

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
As Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of July 30, 2002

To

The Indenture, Dated as of January 17, 2002,
Between Xerox Corporation, as Issuer, and
Wells Fargo Bank Minnesota, National Association, as Trustee,
as supplemented by the First Supplemental Indenture, dated as of
June 21, 2002, between the Issuer, the Guarantors named therein and the Trustee, relating to Xerox Corporation’s
9 3/4% Senior Notes due 2009
(Denominated in Euro)

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (the “Second Supplemental Indenture”) is made as of the 30th day of July, 2002, between Xerox Corporation, a New York corporation (the “Issuer”), the persons named as Guarantors on the signature pages hereto (collectively, the “Guarantors”), and Wells Fargo Bank Minnesota, National Association, as trustee (the “Trustee”).

WHEREAS, the Issuer and the Trustee heretofore executed and delivered an Indenture, dated as of January 17, 2002, that was supplemented by the First Supplemental Indenture, dated as of June 21, 2002, among the Issuer, the Guarantors and the Trustee (as supplemented, the “Indenture”); and

WHEREAS, pursuant to the Indenture, the Issuer issued and the Trustee authenticated and delivered EUR 225 million aggregate principal amount of the Issuer’s 9 3/4% Senior Notes due 2009 (the “Senior Notes”); and

WHEREAS, the Indenture contains the following two defects (together, the “Defects”): (i) the definition of “Domestic Insignificant Subsidiary” in Section 101 of the Indenture contains an incorrect cross-reference to Section 1013(b) of the Indenture and the correct cross-reference is to Section 1013(a)(2) of the Indenture, and (ii) the proviso in the definition of “Specified Subsidiary” in Section 101 contains a defect in that it uses the term “corporation” instead of “Subsidiary”; and

WHEREAS, the Issuer wishes to reform the Indenture to cure the Defects, without the consent of the Holders of the Senior Notes, pursuant to Section 901(5) of the Indenture; and

WHEREAS, the Issuer is delivering contemporaneously herewith to the Trustee (i) a copy of the resolutions of the Board of Directors of the Issuer and the Board of Directors/Managers of each of the Guarantors authorizing the execution, delivery and performance of this Second Supplemental Indenture, and (ii) an Opinion of Counsel in compliance with and to the effect set forth in Sections 103 and 903 of the Indenture; and

WHEREAS, the Second Supplemental Indenture complies with and is authorized by the applicable provisions of the Indenture, including the conditions precedent set forth in the Indenture to be performed or complied with by the Issuer relating to the execution and delivery of this Second Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee mutually covenant and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.    General.     For all purposes of the Indenture and this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the words “herein”, “hereof” and “hereunder” and other words of similar import refer to the Indenture and this Second Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

(b)  capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

ARTICLE II

REFORMATIONS

SECTION 2.01.    The defective cross-reference to “Section 1013 (b)” in the definition of “Domestic Insignificant Subsidiary” in Section 101 of the Indenture is hereby cured and reformed to “Section 1013(a)(2)” so that such definition reads in its entirety as follows:

“Domestic Insignificant Subsidiary” means any Domestic Wholly Owned Restricted Subsidiary that is not a Guarantor other than a Person that is described in Section 1013(a)(2) hereof.”

SECTION 2.02.    The defective term “corporation” in the proviso of the definition of “Specified Subsidiary” in Section 101 of the Indenture is hereby cured and reformed to “Subsidiary” so that such definition reads in its entirety as follows:

“Specified Subsidiary” means any Subsidiary of the Company from time to time having a Consolidated Net Worth Amount of at least $100.0 million; provided, however, that each of Xerox Financial Services, Inc., Xerox Credit Corporation and any other Subsidiary principally engaged in any business or businesses other than development, manufacture and/or marketing of (x) business equipment (including, without limitation, reprographic, computer (including software) and facsimile equipment), (y) merchandise or (z) services (other than financial services) shall be excluded as a “Specified Subsidiary” of the Company.

ARTICLE III

MISCELLANEOUS

SECTION 3.01.    Binding Effect.    Upon the execution and delivery of this Second Supplemental Indenture by the Issuer, the Guarantors and the Trustee, the Indenture shall be reformed and supplemented in accordance herewith effective as of January 17, 2002 which is the date of the original Indentures, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

SECTION 3.02.    Indenture Remains in Full Force and Effect.    Except as reformed and supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

SECTION 3.03.    Indenture and Supplemental Indenture Construed Together.    This Second Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Second Supplemental Indenture shall henceforth be read and construed together.

SECTION 3.04.    Confirmation and Preservation of Indenture.    The Indenture as reformed and supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

SECTION 3.05.    Conflict with Trust Indenture Act.    If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), that is required under the Trust Indenture Act to be part of and govern any provision of this Second Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Second Supplemental Indenture, as the case may be.

SECTION 3.06.    Severability.    In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.07.    Headings.    The Article and Section headings of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 3.08.    Successors.    All agreements of the Issuer and Guarantors in this Second Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

SECTION 3.09.    Governing Law.    THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 3.10.    Counterpart Originals.    The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and attested, as of the date first above written.

XEROX CORPORATION

	By:	/s/ GREGORY B. TAYLER
Name: Gregory B. Tayler Titles: Vice President & Treasurer

THE GUARANTORS:	VRN INC.

	By:	/s/ GREGORY B. TAYLER
Name: Gregory B. Tayler Titles: Vice President & Treasurer

XEROX FINANCE, INC.

By:	/s/ GREGORY B. TAYLER
Name: Gregory B. Tayler Title: President

XEROX FINANCIAL SERVICES, INC.

By:	/s/ GREGORY B. TAYLER
Name: Gregory B. Tayler Titles: Chairman & President

XEROX CAPITAL MANAGEMENT LLC By: Xerox Corporation, as sole member

By:	/s/ GREGORY B. TAYLER
Name: Gregory B. Tayler Titles: Vice President & Treasurer

XEROX INVESTMENT MANAGEMENT LLC By: Xerox Capital Management LLC, as sole member By: Xerox Corporation, as sole member

By:	/s/ GREGORY B. TAYLER
Name: Gregory B. Tayler Titles: Vice President & Treasurer

XEROX EXPORT, LLC By: Xerox Corporation, as sole member

By:	/s/ GREGORY B. TAYLER
Name: Gregory B. Tayler Titles: Vice President & Treasurer

AMTX, INC.

By:	/s/ URSULA M. BURNS
Name: Ursula M. Burns Titles: Chairman & President

XDI, INC.

By:	/s/ URSULA M. BURNS
Name: Ursula M. Burns Title: Chairman

BRADLEY COMPANY

By:	/s/ STEVEN BARRETT
Name: Steven Barrett Title: Treasurer

CARMEL VALLEY, INC.

By:	/s/ THOMAS C. LITTLE
Name: Thomas C. Little Titles: Chairman, President & Treasurer

INCONCERT, INC.

By:	/s/ THOMAS C. LITTLE
Name: Thomas C. Little Titles: President & Treasurer

LIVEWORKS, INC.

By:	/s/ THOMAS C. LITTLE
Name: Thomas C. Little Titles: President & Treasurer

UPPERCASE, INC.

By:	/s/ THOMAS C. LITTLE
Name: Thomas C. Little Titles: President & Treasurer

TERABANK SYSTEMS, INC.

By:	/s/ THOMAS C. LITTLE
Name: Thomas C. Little Titles: President

PIXELCRAFT, INC.

By:	/s/ HERVE GALLAIRE
Name: Herve Gallaire Titles: Chairman, President & Treasurer

INTELLIGENT ELECTRONICS, INC.

By:	/s/ JAMES JOYCE
Name: James Joyce Title: Chairman & President

INTELLINET, LTD.

By:	/s/ JAMES JOYCE
Name: James Joyce Title: Chairman & President

RNTS, INC.

By:	/s/ JAMES JOYCE
Name: James Joyce Title: Chairman & President

XEROX CONNECT, INC.

By:	/s/ JAMES JOYCE
Name: James Joyce Title: Chairman & President

JEREMIAD CO.

By:	/s/ TIMOTHY J. MACCARRICK
Name: Timothy J. MacCarrick Title: President

SECURITIES INFORMATION CENTER, INC.

By:	/s/ MARTIN S. WAGNER
Name: Martin S. Wagner Title: President

XTENDED MEMORY SYSTEMS

By:	/s/ MARTIN S. WAGNER
Name: Martin S. Wagner Title: President

XEROX INTERNATIONAL REALTY CORPORATION

By:	/s/ DAVID R. MCLELLAN
Name: David R. McLellan Title: President

XEROX REALTY CORP. (CALIFORNIA)

By:	/s/ DAVID R. MCLELLAN
Name: David R. McLellan Title: President

LANSDOWNE RESIDENTIAL LLC By: Xerox Realty Corporation, as sole member

By:	/s/ DAVID R. MCLELLAN
Name: David R. McLellan Titles: Chairman & President

XRC REALTY CORP. WEST

By:	/s/ DAVID R. MCLELLAN
Name: David R. McLellan Title: President

XEROX REALTY CORPORATION

By:	/s/ DAVID R. MCLELLAN
Name: David R. McLellan Titles: Chairman & President

LOW-COMPLEXITY MANUFACTURING GROUP, INC.

By:	/s/ JAMES J. COSTELLO
Name: James J. Costello Title: Vice President

PALO ALTO RESEARCH CENTER INCORPORATED

By:	/s/ JAMES J. COSTELLO
Name: James J. Costello Title: Vice President

PAGECAM, INC.

By:	/s/ HERVE GALLAIRE
Name: Herve Gallaire Titles: Vice President & Treasurer

XEROX COLORGRAFX SYSTEMS, INC.

By:	/s/ JAMES J. COSTELLO
Name: James J. Costello Titles: Chairman, President & Treasurer

XEROX IMAGING SYSTEMS, INC.

By:	/s/ JAMES J. COSTELLO
Name: James J. Costello Titles: Chairman, President & Treasurer

PACIFIC SERVICES AND DEVELOPMENT CORPORATION

By:	/s/ J. TERRANCE DALY
Name: J. Terrance Daly Titles: President & Treasurer

TALEGEN HOLDINGS, INC.

By:	/s/ GEORGE J. RACHMIEL
Name: George J. Rachmiel Titles: Chairman, President & Treasurer

TALEGEN PROPERTIES, INC.

By:	/s/ GEORGE J. RACHMIEL
Name: George J. Rachmiel Titles: Chairman, President & Treasurer

VIA XEROX RELOCATION COMPANY, INC.

By:	/s/ D. E. OWENS
Name: D. E. Owens Titles: President

XE HOLDINGS, INC.

By:	/s/ JOHN DUERDEN
Name: John Duerden Titles: Chairman, President & Treasurer

XEROX COLOR PRINTING, INC.

By:	/s/ JOHN W. VESTER
Name: John W. Vester Titles: Vice President

XEROX CREDIT CORPORATION

By:	/s/ JOHN F. RIVERA
Name: John F. Rivera Titles: Vice President & Treasurer

XEROX INTERNATIONAL JOINT MARKETING, INC.

By:	/s/ JAMES A. FIRESTONE
Name: James A. Firestone Titles: President

XEROX LATINAMERICAN HOLDINGS, INC.

By:	/s/ ENRIQUE CERVETTI
Name: Enrique Cervetti Titles: President & Treasurer

XEROX REAL ESTATE SERVICES, INC.

By:	/s/ DAVID L. PIERSON
Name: David L. Pierson Title: President

IGHI, INC.

By:	/s/ MARK SHEIVACHMAN
Name: Mark Sheivachman Title: Treasurer

THE TRUSTEE:	WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

	By:	/s/ JANE Y. SCHWEIGER
Name: Jane Y. Schweiger Title: Assistant Vice President